As filed with the Securities and Exchange Commission on August 6, 2025
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-3614316 (I.R.S. Employer Identification No.)
5505 Morehouse Drive, Suite 100 San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

Artiva Biotherapeutics, Inc. 2024 Equity Incentive Plan

Artiva Biotherapeutics, Inc. 2024 Employee Stock Purchase Plan

(Full titles of the plans)

Fred Aslan, M.D.

President and Chief Executive Officer

Artiva Biotherapeutics, Inc.

5505 Morehouse Drive, Suite 100

San Diego, CA 92121

(858) 267-4467

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlos Ramirez

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Artiva Biotherapeutics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered its shares of common stock, par value $0.0001 per share, for issuance under the Registrant’s 2024 Equity Incentive Plan and the Registrant’s 2024 Employee Stock Purchase Plan under the Registrant's Registration Statement on Form S-8 (the “Prior Registration Statement”) filed with the SEC on July 22, 2024 (File No. 333-280950).

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2025 and June 25, 2025 (File No. 001-42179) (each to the extent the information in such reports is filed and not furnished);

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 2025 and June 30, 2025, on May 8, 2025 and August 6, 2025, respectively (File No. 001-42179);

(c) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 24, 2025 (File No. 001-42179);

(d) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April 29, 2025 (File No. 001-42179); and

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12B filed on July 16, 2024 (File No. 001-42179) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 24, 2025 (File No. 001-39979).

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42179, filed with the Commission on July 22, 2024).

4.2

Amended and Restated Bylaws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-42179, filed with the Commission on July 22, 2024).

4.3

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-280568), filed with the Commission on June 28, 2024).

4.4

Amended and Restated Investors’ Rights Agreement, dated February 22, 2021, by and among the Registrant and certain of its stockholders (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-280568), filed with the Commission on June 28, 2024).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2024 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42179) filed with the SEC on June 25, 2025.
99.2

Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-280568), filed with the Commission on June 28, 2024).

99.3

Form of Restricted Stock Unit Grant Notice and Award Agreement under the 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-280568), filed with the Commission on July 15, 2024).

99.4

2024 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-280950), filed with the Commission on July 22, 2024).

107*	Filing Fee Disclosure and Payment Methods.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 2025.

ARTIVA BIOTHERAPEUTICS, INC.

By:	/s/ Fred Aslan, M.D.
Fred Aslan, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Aslan, M.D. and Neha Krishnamohan and each of them, as his or her true and lawful attorneys-in-fact and agents, and each of them, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Aslan, M.D. Fred Aslan, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2025

/s/ Neha Krishnamohan Neha Krishnamohan	Chief Financial Officer and EVP, Corporate Development (Principal Financial and Accounting Officer)	August 6, 2025

/s/ Brian Daniels, M.D. Brian Daniels, M.D.	Chairperson of the Board of Directors	August 6, 2025

/s/ Daniel Baker, M.D. Daniel Baker, M.D.	Director	August 6, 2025

/s/ Elizabeth Hougen	Director	August 6, 2025
Elizabeth Hougen

/s/ Diego Miralles, M.D. Diego Miralles, M.D.	Director	August 6, 2025

/s/ Alison Moore	Director	August 6, 2025
Alison Moore

/s/ Laura Stoppel, Ph.D. Laura Stoppel, Ph.D.	Director	August 6, 2025